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                                                                     EXHIBIT 4.7

                             CERTIFICATE OF TRUST

                                      OF

                      DOWNEY FINANCIAL CAPITAL TRUST III

     THIS CERTIFICATE OF TRUST of DOWNEY FINANCIAL CAPITAL TRUST III (the "Trust"), dated November 3, 2000, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801 et seq.).

     1. Name. The name of the business trust being formed hereby is DOWNEY FINANCIAL CAPITAL TRUST III.

     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention:
Corporate Trust Administration.

     3. Effective Date. This Certificate of Trust shall be effective upon its filing.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                            Wilmington Trust Company,
                              as Trustee
                              By: /s/ Anita Dallago
                                  -----------------
                              Name:   Anita Dallago
                              Title: Financial Services Officer

                            /s/ Daniel D. Rosenthal
                            -----------------------
                            Daniel D. Rosenthal
                            Administrative Trustee


                            /s/ Thomas E. Prince
                            --------------------
                            Thomas E. Prince
                            Administrative Trustee


                            /s/ Paul G. Woollatt
                            --------------------
                            Paul G. Woollatt
                            Administrative Trustee